EXHIBIT 21

ITRONICS INC. AND SUBSIDIARIES

SIGNIFICANT SUBSIDIARIES

                                          STATE OF            NAMES UNDER WHICH

       NAME                             INCORPORATION           THEY DO BUSINESS

Whitney & Whitney, Inc.                    Nevada                     Same

Itronics Metallurgical, Inc                Nevada                     Same

Itronics California, Inc.                  California                 Same

Nevada Hydrometallurgical Project

(A Partnership)                            Nevada                     Same

American Hydromet

(A Joint Venture)                          Nevada                     Same

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